Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-195009) and the related Prospectus of Empresa Nacional de Electricidad S.A. (“Endesa-Chile”) of our report dated March 28, 2016, with respect to the consolidated financial statements of Enel Brasil S.A. and subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2015.

/s/ Ernst & Young Auditores Independentes S.S.

Ernst & Young Auditores Independentes S.S.

Rio de Janeiro, Brazil

April 29, 2016